Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Post-Effective Amendment No. 2 to Registration Statement No. 333-157701 on Form S-1 of The Money Tree Inc., of our report dated December 23, 2009 relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Carr, Riggs & Ingram, LLC

Tallahassee, Florida

February 17, 2010